Exhibit 99.1

www.ball.com	Ann T. Scott (303) 460-3537, ascott@ball.com Renee Robinson (303) 460-2476, rarobins@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Bradford Walton (415) 254-7168, bradford.walton@ball.com

Ball Corporation Board Declares Quarterly Dividend, Elects Dune Ives as Director

WESTMINSTER, Colo., Oct. 27, 2021 — Ball Corporation’s (NYSE: BLL) board of directors today declared a cash dividend of 20 cents per share, payable Dec. 15, 2021, to shareholders of record as of Dec. 1, 2021.

The board also elected Dune Ives, CEO of Lonely Whale and 52HZ, to serve as a director of the corporation.

Ives, 50, who holds a doctorate in psychology, joined Lonely Whale as CEO in 2016 and 52HZ in 2021. She previously served in a key leadership role for Paul G. Allen’s Vulcan Philanthropy and as co-founder of the Green Sports Alliance, where she currently serves as a board member.

“With more than 25 years of proven expertise in sustainability and environmental business issues spanning many industries, Dune is a trusted advisor in corporate sustainability and global philanthropy. Her leadership and advocacy in driving global, mission-focused behavioral change strategies and programs make her an excellent addition to our board of directors as we continue to enhance our product stewardship and social impact to create value for our shareholders, people and the planet,” said John A. Hayes, Ball’s chairman and chief executive officer.

Ball will announce its third quarter 2021 earnings on Thursday, Nov. 4, 2021. Conference call details are below.

Conference Call Details

Ball Corporation (NYSE: BLL) will announce its third quarter 2021 earnings on Thursday, Nov. 4, 2021, at 9 a.m. Mountain time (11 a.m. Eastern). The North American toll-free number for the call is 800-381-7839. International callers should dial +1 212-231- 2936. Please use the following URL for a webcast of the live call:

https://edge.media-server.com/mmc/p/uds5wzep

For those unable to listen to the live call, a taped replay will be available from 11 a.m. Mountain time on Nov. 4, 2021, until 11 a.m. Mountain time on Nov. 11, 2021. To access the replay, call 800-633-8284 (North American callers) or +1 402-977-9140 (international callers) and use reservation number 21998140. A written transcript of the call will be posted within 48 hours of the call's conclusion to Ball's website at www.ball.com/investors under "news and presentations."

About Ball Corporation

Ball Corporation supplies innovative, sustainable aluminum packaging solutions for beverage, personal care and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 21,500 people worldwide and reported 2020 net sales of $11.8 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.

Forward-Looking Statements

This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," "believes," and similar expressions typically identify forward-looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements and any such statements should be read in conjunction with, and qualified in their entirety by, the cautionary statements referenced below. The Company undertakes no

Ball Corporation • 9200 W. 108th Circle • Westminster, CO 80021 • www.ball.comPage 1 obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available on our website and at www.sec.gov. Additional factors that might affect: a) our packaging segments include product capacity, supply, and demand constraints and fluctuations and changes in consumption patterns; availability/cost of raw materials, equipment, and logistics; competitive packaging, pricing and substitution; changes in climate and weather; footprint adjustments and other manufacturing changes, including the startup of new facilities and lines; failure to achieve synergies, productivity improvements or cost reductions; unfavorable mandatory deposit or packaging laws; customer and supplier consolidation; power and supply chain interruptions; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; currency controls; changes in foreign exchange or tax rates; and tariffs, trade actions, or other governmental actions, including business restrictions and shelter-in-place orders in any country or jurisdiction affecting goods produced by us or in our supply chain, including imported raw materials; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the Company as a whole include those listed above plus: the extent to which sustainability-related opportunities arise and can be capitalized upon; changes in senior management, succession, and the ability to attract and retain skilled labor; regulatory actions or issues including those related to tax, ESG reporting, competition, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; the ability to manage cyber threats; litigation; strikes; disease; pandemic; labor cost changes; rates of return on assets of the Company's defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies both in the U.S. and in other countries, including policies, orders, and actions related to COVID-19; reduced cash flow; interest rates affecting our debt; and successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on our operating results and business generally.

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Ball Corporation • 9200 W. 108th Circle • Westminster, CO 80021 • www.ball.comPage 2